UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

OFS Capital Corporation
(Exact name of registrant as specified in its charter)

Delaware	46-1339639
(Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

222 W. Adams Street, Suite 1850 Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.50% Notes due 2028	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐
Securities Act registration statement file number to which this form relates: 333-278170
Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.
The securities to be registered hereby consist of the 7.50% Notes due 2028 (the “Notes”) of OFS Capital Corporation, a Delaware corporation (the “Registrant”). The Notes are expected to be listed on The Nasdaq Global Select Market and to trade thereon within 30 days of the original issue date under the trading symbol “OFSSO”. As of July 23, 2025, the Registrant has sold and issued $69,000,000 in aggregate principal amount of the Notes, which includes the full exercise of the underwriters’ over-allotment option of an additional $9,000,000.
For a description of the Notes, reference is made to: (i) the information set forth under the heading “Description of our Debt Securities” in the Registrant’s prospectus included in Pre-Effective Amendment No. 2 to its Registration Statement on Form N-2 (Registration No. 333-278170) (as amended from time to time, the “Registration Statement”), as filed with the Securities and Exchange Commission (the “Commission”) on May 24, 2024 under the Securities Act of 1933, as amended (the “Securities Act”); and (ii) the information set forth under the headings “Specific Terms of the Notes and the Offering” and “Description of the Notes” in the Registrant’s prospectus supplement dated July 16, 2025, as filed with the Commission on July 17, 2025 pursuant to Rule 424 under the Securities Act. The foregoing descriptions are incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is hereby also incorporated herein by reference.

Item 2.	Exhibits.
Pursuant to the Instructions as to exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

Number	Exhibit

3.1
Certificate of Incorporation of OFS Capital Corporation (filed previously in connection with Pre-Effective Amendment No. 3 to the Company’s registration statement on Form N-2 (File No. 333-166363) filed on March 18, 2011).

3.2	Certificate of Correction to Certificate of Incorporation of OFS Capital Corporation (filed previously in connection with the Company’s annual report on Form 10-K filed on March 26, 2013).

3.3	Bylaws of OFS Capital Corporation (filed previously in connection with Pre-Effective Amendment No. 3 to the Company’s registration statement on Form N-2 (File No. 333-166363) filed on March 18, 2011).

4.1
Form of Base Indenture between OFS Capital Corporation and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as Trustee (filed previously in connection with the Company’s registration statement on Form N-2 (File No. 333-200376) filed on November 19, 2014).

4.2
Seventh Supplemental Indenture dated as of July 23, 2025, between OFS Capital Corporation and U.S. Bank Trust Company, National Association, as Trustee (filed previously in connection with the Company’s current report on Form 8-K, filed on July 23, 2025).

4.3	Form of Global Note with respect to the 7.50% Notes due 2028 (Incorporated by reference to Exhibit 4.2 hereto, and Exhibit A therein).

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 23, 2025	OFS Capital Corporation

	By:	/s/ Bilal Rashid
Bilal Rashid
Chief Executive Officer

EXHIBIT INDEX

Number	Exhibit

3.1	Certificate of Incorporation of OFS Capital Corporation (filed previously in connection with Pre-Effective Amendment No. 3 to the Company’s registration statement on Form N-2 (File No. 333-166363) filed on March 18, 2011).

3.2	Certificate of Correction to Certificate of Incorporation of OFS Capital Corporation (filed previously in connection with the Company’s annual report on Form 10-K filed on March 26, 2013).

3.3	Bylaws of OFS Capital Corporation (filed previously in connection with Pre-Effective Amendment No. 3 to the Company’s registration statement on Form N-2 (File No. 333-166363) filed on March 18, 2011).

4.1	Form of Base Indenture between OFS Capital Corporation and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as Trustee (filed previously in connection with the Company’s registration statement on Form N-2 (File No. 333-200376) filed on November 19, 2014).

4.2	Seventh Supplemental Indenture dated as of July 23, 2025, between OFS Capital Corporation and U.S. Bank Trust Company, National Association, as Trustee (filed previously in connection with the Company’s current report on Form 8-K, filed on July 23, 2025).

4.3	Form of Global Note with respect to the 7.50% Notes due 2028 (Incorporated by reference to Exhibit 4.2 hereto, and Exhibit A therein).